UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 10, 2003

Date of Report (Date of earliest event reported)

ESSENTIAL THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-28006	94-3186021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue, Waltham, MA 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 647-5554

(Registrant’s telephone number, including area code)

Item 3.    Bankruptcy or Receivership

As previously reported, on May 1, 2003, Essential Therapeutics, Inc., a Delaware corporation (the “Company”), and Maret Corporation (“Maret”) and The Althexis Company, Inc. (“Althexis”), the Company’s wholly owned subsidiaries (together with the Company, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case Nos. 03-11317, 03-11318 and 03-11319. The Debtors each operated their businesses as a “debtor-in-possession” through the Effective Date (as defined in the Joint Plan of Reorganization).

A hearing on the confirmation of the Debtors’ Joint Plan of Reorganization (the “Plan”), filed with the Bankruptcy Court on May 2, 2003, was held by the Bankruptcy Court and the Plan was confirmed by the Bankruptcy Court pursuant to a Confirmation Order dated October 10, 2003 (the “Confirmation Order”). A copy of the Confirmation Order is attached hereto as Exhibit 99.1 and is incorporated by reference. The Plan was filed as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 2, 2003 and is incorporated herein by reference in its entirety.

Pursuant to the terms of the Plan, the Plan became effective, and the Effective Date, as defined in the Plan, occurred on October 21, 2003. On October 21, 2003, the Company issued a press release announcing the Confirmation Order and the Effective Date, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Summary of the Plan

A summary of the material features of the Plan are set forth below. Such summary is qualified in its entirety by reference to the Plan and Confirmation Order, and capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

On the Effective Date of the Plan, and in accordance with the terms and conditions of the Plan:

(i)    Holders of Other Priority Claims (not consisting of tax or administrative claims) will be paid in full;

(ii)    The Secured Claims of Fleet National Bank were Reinstated;

(iii)    The Secured Claims of General Electric Capital Corporation and certain promissory notes executed by the Company related thereto were Reinstated;

(iv)    The Secured Claims of Silicon Valley Bank and a letter of credit issued for the Company thereby were Reinstated;

(v)    The Secured Claims of US Bancorp and certain lease agreements related thereto were Reinstated;

(vi)    All General Unsecured Claims were Reinstated;

(vii)    The Old Series B Preferred Stock was cancelled and extinguished, and in exchange the holders thereof will receive three hundred and thirty three and 33,333/100,000 (333.33333) shares of New Preferred Stock for every share of Old Series B Preferred Stock held by such holder and any Redemption Claims related thereto;

(viii)    All Old Common Stock Interests were cancelled and extinguished and the holders thereof will not receive any property in exchange therefor;

(ix)    The Old Securities of the Company were cancelled and extinguished, and obligations under any agreements, indentures or certificates of designation governing the Old Securities were discharged;

(x)    Maret and Althexis were merged into the Company, with the Company as the surviving entity;

(xi)    The Certificate of Incorporation and By-Laws of the Company were amended and restated, as appropriate, to satisfy the provisions of the Plan and to reflect the terms of the New Preferred Stock; and

(xii)    All property of the Debtors was revested in the Company free and clear of all claims, liens and equity interests except as provided for in the Plan and Confirmation Order.

Board of Directors

On the Effective Date, the Company’s existing Board of Directors were deemed to have resigned and the new Board of Directors of the Company will initially consist of the following four (4) members: Mark Skaletsky, David Schnell, Charles W. Newhall III and Kate Bingham.

Shares Issued and Outstanding

On the Effective Date, all of the Company’s existing equity was cancelled and extinguished. Following the Effective Date, the authorized capital stock of the Company will consist of 47,000,000 shares of capital stock, including:

(a)    27,000,000 shares of common stock, par value $0.001 per share; and

(b)    20,000,000 shares of preferred stock, par value $0.001 per share.

Financial Information

A statement of the assets and liabilities of the Company is hereby incorporated by reference to the Company’s unaudited unconsolidated balance sheet as of June 30, 2003 set forth in the Company’s quarterly report on Form 8-K for the quarter ended June 30, 2003 filed with the Securities and Exchange Commission on August 14, 2003.

Item 5.    Other Events

On the Effective Date, described in Item 3 above, all of the Company’s existing equity was cancelled and extinguished. The Company will make the appropriate filings with the Securities and Exchange Commission to terminate its filing obligations under the Securities and Exchange Act of 1934, as amended.

Item 7.    Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

99.1	Confirmation Order, dated October 10, 2003.

99.2	Press Release, dated October 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2003	ESSENTIAL THERAPEUTICS, INC.

	By:	/s/ MARK SKALETSKY

Mark Skaletsky Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Confirmation Order, dated October 10, 2003.

99.2	Press Release, dated October 21, 2003.